INDICATIVE NON-BINDING TERM SHEET FOR COMMITTED EQUITY FACILITY

$ 12,500,000 FACILITY
$ 500,000 ADVANCE

Trafalgar Capital Specialized Investment Fund, FIS
4, Rue Thomas Edison
L-2016 Luxembourg-Strassen
Luxembourg

26 November 2007

STRICTLY PRIVATE AND CONFIDENTIAL

Atia Group (f/k/a Kidron Industrial Holdings)
7 Jabotinsky St.(Moshe Aviv Tower 52 Floor)
Ramat Gan
Israel, 52520

Attention: Mr. Yossi Attia

Dear Mr. Attia,

Further to our conversations and meeting, on the terms and subject to the conditions set forth below, Trafalgar Capital Specialized Investment Fund-FIS (the "Investor") proposes to commit to purchase up to $ **12,500,000** (Twelve Million Five Hundred Thousand U.S. Dollars) in value of Securities (as defined below) in the capital of Atia Group – f/k/a Kidron Industrial Holdings Limited (the "Company"), through a **Committed Equity Facility**, on the principal terms set out herein.

Other than in the case of a Loan Advance (as defined below), the amount and timing of each 'Advance' shall be at the sole discretion of the Company and there shall be no minimum or mandatory draw down amount. In addition, there shall be no non-usage fee of any unused amount under the facility.

Other than the confidentiality and fee provisions contained herein, this term sheet is non binding and subject to the parties entering into formal agreements setting forth their respective rights and obligations. Such agreements will contain our standard terms, customary representations, warranties and indemnifications, and will require the Company's Board approval.

Y. A

TRAFALGAR

The material terms of the proposed financing are set out below.

Company:	**ATIA GROUP – f/k/a KIDRON INDUSTRIAL HOLDINGS (ATIA.TA and KIDI.L – Dual listing @ LSE)**
Investor:	Trafalgar Capital Specialized Investment Fund, FIS
Securities:	Ordinary Shares in the capital of the Company duly admitted to the Tel Aviv Investment Market ("TA") and existing dual listing at the London Stock Exchange (that may be suspended)
Instrument:	Committed Equity Facility ("CEF")
Facility Amount and Term:	The Investor shall commit to purchase up to $ 12,500,000 (twelve million five hundred thousand us dollars) in value of the Securities over a term of 36 months after the signing of definitive documents between the Company and the Investor (the "Closing Date"). The Company shall have **the right, but not the obligation**, to sell Securities to the Investor. Each right to sell Securities is called an "Advance." Each weekly Advance may be up to a maximum of 15% (fifteen percent) of the previous weeks U.S. dollar value of trading volume (the aggregate shares traded the previous week, multiplied by the Volume Weighted Average Price (VWAP) for all such shares traded).
Facility Activation Date:	The Facility Activation Date shall be the earlier of the Closing Date (subject to passing of any necessary shareholder resolutions) or the Date of a Loan Advance as provided herein
Advance Notice Date:	In order to request an Advance, the Company will submit a written notice (an "Advance Notice") to the Investor. The Advance Notice will specify the amount of the Advance. The date the Advance Notice is delivered to the Investor will be deemed an "Advance Notice Date."

Y A

TRAFALGAR

Market Price:	The lowest of the daily volume weighted average price ("VWAP") of the Securities quoted by Bloomberg during the Pricing Period as defined herein.
Pricing Period:	The five (5) consecutive trading day period beginning on the first trading date after the Advance Notice Date.
Purchase Price:	The Company will sell to the Investor the Securities at a purchase price equal to ninety four percent (94%) of the Market Price.
Advance Fee:	Upon each Advance, the Investor shall receive directly from escrow cash compensation equal to four percent (4%) of the gross proceeds of such Advance.

Y. A

TRAFALGAR

Loan Advance:

The Company may, from time to time, request, and the Investor in its sole discretion shall have the right, to initiate a Loan of up to $ 500,000 at any time during the term of the CEF.

The Loan Advance may be repaid by way of a series of Advance Notices on a schedule as set forth below, provided that the repayment period shall not exceed 420 days (**sixty** weeks) from the Closing Date.

Schedule of Loan Repayment:

The Loan Advance may be repaid by the company issuing Advance Notices aggregating not less than $17,300 in each week.

Subject to the shares trading above the floor price, the minimum payment due each week shall be the greatest of, 15% of the previous week's U.S. dollar trading volume or a cash payment subject to a 9% redemption premium through the use of advance notices under the CEF.

The Company may be obligated to make a cash payment, if 15% of the previous week's trading volume (the aggregate shares traded the previous week, multiplied by the VWAP for all such shares traded) is below the minimum weekly advance of $17,300, or if the Company's Securities are trading below the floor price.

The Company commits to use said Loan Advance ONLY as investment into Sitnica d.o.o. – which has the Samobor Project, and controlled 100% by the Company

Y. A

TRAFALGAR

A Loan Advance shall carry an interest rate of 8.5% (calculated on a days / 360 basis) plus a 2% fee payable from the Loan Advance for each Loan Advance based on the sum advanced. The Loan Advance shall be repaid by the Investor issuing Advance Notices under the CEF. The Company may not issue Advance Notices whilst a Loan Advance is outstanding, other than for the purpose of the repayment of the Loan Advance. Two monthly interest payments are deducted at closing of the loan.

The Company will have **the right to pay off the loan in cash at ANY given time with a prior notice of 30 days, with NO pre-payment costs, other than a 12.5% redemption premium.**

Floor Price: Securities share price of 0.05 (five) Israeli Shekels (about $0.0125).

Roll Over Loan: Any sum that is not repayable in accordance with the agreed schedule of Advance Notices as a result of the share price of the Securities being below the Floor Price or not meeting the volume requirements as defined above, shall become repayable in cash prior to the first anniversary of the Closing Date.

The balance of the Roll Over Loan shall be subject to interest at 8.5% (eight and a half percent) and such interest shall be paid in cash monthly.

Repayment of all or part of the Roll Over Loan in cash shall be subject to a (twelve and a half percent) Redemption Premium.

Y. A

TRAFALGAR

Advance Closing Date:

The Advance Closing Date is the date on which the sale of the Securities and the payment of the Purchase Price are completed. Each Advance Date will be on the third trading day after the end of the relevant Pricing Period.

On each Advance Date, the Company will cause the delivery of the Securities to the Investor or its designees via CREST, against payment therefore to the Company's designated account by wire transfer of immediately available funds (provided that the shares of stock are received by the Investor no later than 1:00 pm GMT) or next day available funds if the shares are received thereafter.

No Short Sales:

Neither the Investor nor its affiliates has an open short position in the Securities, and the Investor agrees that it will not, and that it will cause its affiliates not to engage in any short sales of hedging transaction with respect to the Securities.

Y. A

TRAFALGAR

Facility Fee:

Upon closing, the Company shall issue to the Investor Securities in an amount equal to 12% (twelve percent) of the Entire Facility Amount. The Facility Fee shares shall be issued and priced as follows:

- for 15% of such fee, the price based on the VWAP of the Securities on the Closing Date and shares shall be deliverable to an account for the benefit of of ATW Holdings within four (4) business days from the Closing Date and shall be subject to a 30 day lock-up period.

- for 15% of such fee, the price based on the VWAP of the Securities on the Closing Date and shares shall be deliverable to an account for the benefit of Trafalgar Capital Specialized Investment Fund within four (4) business days from the Closing Date and shall be subject to a 30 day lock-up period

- A further 45% (forty five percent of the Facility Fee shares) shall be issued rateably over a four month period on the last business day of each month following the date of Closing, and shall be calculated based upon the price calculated using the VWAP of the Securities on the week preceding date of issue, and such shares shall be deliverable **to an account for the benefit of Trafalgar Capital Specialized Investment Fund** within four (4) business days from the month end date.

- A further 25% (twenty five percent of the facility Fee shares) shall be issued rateably over a four month period, on the last business day of each month following the date of Closing, and shall be calculated based upon the price calculated using the VWAP of the securities on the week preceding date of issue, and such shares shall be deliverable **to an account for the benefit of ATW Holdings (who acted as an introducing agent to this transaction)**, within four (4) business days from the month end date

Y.A

TRAFALGAR

Collateral	Any funds from a Loan Advance shall have collateral posted for the benefit of Trafalgar Capital Advisors of shares of Kidron controlled by the controlling shareholders of Kidron equal to Four Times (4x) the capital at risk.
Due Diligence Fee:	The Company shall pay to the Investor a due diligence fee of £5,000, which shall be payable on the signing of this term sheet
Structuring Fee:	The Company will pay to the Investor a fee of £12,500 to cover Investor's legal and administrative costs in connection with the CEF as well as the Initial Loan Advance. £6,250 shall be payable post the completion of the company's acquisition of assets on November 3rd, and following the Board Approval required. The balance shall become payable on the earlier of the Closing Date or on the date that the Company notifies the Investor that it no longer wishes to proceed with the Instrument.
Other Expenses:	Except for the Structuring Fee, each party will be responsible for all its own fees and expenses in this transaction.
Confidentiality:	The existence of this term sheet and the individual terms and conditions are of a confidential nature and shall not be disclosed to anyone, except to the Company, the Investor and their respective legal advisors who are made aware of and agree to be bound by this Confidentiality obligation. This term sheet shall expire on the second anniversary of the date of this letter.
Law and Jurisdiction:	This term sheet and any subsequent agreement shall be subject to the laws of England and Wales and the jurisdiction of the English courts.
Duration:	This indicative term sheet shall expire ten business days from the date above.

Y-A

TRAFALGAR

If the terms and conditions contained herein are satisfactory, please sign as indicated below. We appreciate this opportunity to work with you and look forward to building a long term financing relationship.

As the Company was in the process of purchasing certain underline assets via issuing new shares, as described in details with the Company prospectus, to be completed until December, 2007 – this Term Sheet is subject to the Company's Board approval POST completion of said purchasing and POST publishing the Company's prospectus. .

Sincerely,

TRAFALGAR CAPITAL SPECIALIZED INVESTMENT FUND, FIS

By: Trafalgar Capital Advisors Limited

By: Robert Press
Name: ROBERT PRESS
Title: PORTFOLIO MANAGER

AGREED TO AND ACCEPTED:

ATIA GROUP

By:
Name: Yossi Attia
Title Chairman of The Board

Y. A